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                                                                      EXHIBIT 99





                        ASSET PURCHASE AND SALE AGREEMENT


                                  BY AND AMONG


                             SEIBERT-OXIDERMO, INC.
                               DETREX CORPORATION


                                       AND


                       RED SPOT PAINT & VARNISH CO., INC.



                            DATED: SEPTEMBER 1, 2000




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                        ASSET PURCHASE AND SALE AGREEMENT

         THIS ASSET PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into this 1st day of September, 2000, by and among Seibert-Oxidermo, Inc., a Michigan corporation (hereinafter referred to as "Seller"), Detrex Corporation, a Michigan corporation (hereinafter referred to as "Detrex"), and Red Spot Paint & Varnish Co., Inc., an Indiana corporation (hereinafter referred to as "Purchaser").

         In consideration of the mutual promises of the parties contained hereinbelow, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

         1. Assets Being Acquired. Subject to the terms and conditions hereof, and except for the Excluded Assets, as hereinafter defined, Seller hereby agrees to sell, assign, transfer, convey and deliver to Purchaser at the Closing (as hereinafter defined), and Purchaser hereby agrees to purchase at the Closing all of Seller's right, title and interest in and to all of the assets, properties and rights of Seller, tangible and intangible, used in connection with the operation of its principal business located at 16255 Wahrman Road, Romulus, Michigan 48174, including without limitation the following (collectively, the "Property"):

                  (a) all machinery and equipment and other tangible personal property (hereinafter referred to as the "Personal Property"), including but not by way of limitation the items more particularly described in Exhibit "A" attached hereto and incorporated herein by this reference;

                  (b) all of Seller's inventories, raw materials, intermediate materials, finished goods, manufacturing supplies, work in progress, and work-off inventory agreed upon by the parties in the manner set forth in paragraph 4 of this Agreement (hereinafter referred to as "Inventory");

                  (c) any and all franchises, licenses, permits (but not including air permits), consents and certificates of any regulatory, administrative or other government agencies or body issued to or held by Seller necessary or incidental to the conduct of Seller's business (to the extent the same are transferable), including but not limited to those described in Exhibit "B" attached hereto and incorporated herein by reference;

                  (d) the business telephone numbers used in the operation of Seller's business, to extent these are transferable at no cost to Seller;

                  (e) all of the rights of Seller in and to the leases and contracts described in Exhibit "C" attached hereto and incorporated herein by reference (the "Assumed Leases and Contracts"), complete copies of which, together with any and all amendments or modifications thereto, are attached hereto and are incorporated as a part of said Exhibit "C";






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                  (f) all trade secrets, confidential business information,
         proprietary rights, proprietary knowledge (including, without limitation, product formulae and specifications), goodwill, customer lists (including without limitation Seller's records regarding customer addresses, phone numbers, contact persons, and business requirements), OEM approvals including Seller's records thereof, software, trade marks, trade names, symbols, service marks, logos, patents, and copyrights, and all applications therefor, registrations thereof and licenses in respect thereof relating to or associated with Seller's business, including but not limited to the trade name "Seibert-Oxidermo" and any other intellectual property rights of Seller, including, without limitation, those described in Exhibit "D" attached hereto and incorporated herein by reference (collectively, "Intellectual Property Rights"). Seller shall deliver all documentation relating to the Intellectual Property Rights in whatever form possessed by Seller on the Closing Date, including correspondence, magnetic disks and any other information storage media, drawings, blueprints, manuals, lists, letters, notes, notebooks, reports, flow-charts, formulas, programs, proposals, documents concerning Seller's customers, documents concerning products or processes used by Seller or its customers, and all other documents, writings, and materials, together with any copies or other reproductions thereof, in the possession of Seller;

                  (g) the accounts receivable of the Seller as of the date of Closing, whether or not such amounts have been recorded on the books of the Seller as a receivable. If, following the Closing, any payments are made to Seller with respect to an account receivable which has been purchased by Purchaser, Seller shall immediately notify the Purchaser of such payment and shall forward such payment to Purchaser at the end of the week in which the payment is received;

                  (h) all confidentiality agreements and non-competition agreements executed by any former or current employee or agent of Seller to the extent that such agreements can be assigned;

                  (i) personnel files with respect to any employee of Seller hired by Purchaser after the Closing;

                  (j) all credit files with respect to Seller's customers;

                  (k) Seller's standard cost files, pricing files, and outstanding quotes;

                  (l) all rights to research in process;

                  (m) all quality control records; and

                  (n) all MSDS records;


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provided, however, there shall be excluded from the assets and properties to be conveyed, sold, transferred, assigned, and delivered to Purchaser under this Agreement the following assets (collectively, the "Excluded Assets"):
                  i) all cash assets of Seller, including, without limitation, cash on hand, savings deposits and other bank accounts, tax deposits, certificates of deposit and other direct obligations of the United States Government and its agencies;

                  ii)      all insurance policies;

                  iii)     all prepaid expenses of Seller;

                  iv) the real estate, building and fixtures of Seller located in Romulus, Michigan, and Detroit, Michigan, except to the extent that any such fixtures are specifically included in the list of Personal Property being acquired;

                  v)       Seller's tank farm and leased telephone system;

                  vi) Seller's ball mills, only if Purchaser does not remove them from Seller's premises by March 15, 2001. Purchaser will notify Seller of the ball mills Purchaser intends to remove no later than January 31, 2001;

                  vii) Seller's corporate records, corporate seals, minute books, stock books, other records pertaining solely to the corporate organization of Seller, tax records and checkbooks, copies of all of which (if and to the extent possessed by Seller) will be provided to Purchaser upon Purchaser's demonstration of good reason therefor and at Purchaser's expense;

                  viii) the assets of Detrex or any of its affiliates other than those used exclusively by Seller, none of which are located at Seller's facility;

                  ix)      Doug Church's personal computer and leased vehicle;

                  x) all accounts receivable owed to Seller by Cambridge Industries (the "Cambridge Receivable");

                  xi) the remaining goodwill obtained by Seller in connection with Seller's purchase of Seibert-Oxidermo in 1986, as reflected in Seller's balance sheet; and

                  xii) any hazardous material of Seller, except the Inventory.

         2. Assumption of Certain Obligations. Upon the Closing and subject to the terms and conditions of this Agreement, Purchaser shall assume responsibility for the obligations and liabilities of Seller under the agreements set forth in Exhibit "C" attached hereto and incorporated herein by


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reference only to the extent arising after the Closing Date except as otherwise indicated on Exhibit "C" (the "Assumed Liabilities"), and no other liabilities whatsoever.

         3. Liabilities Not Assumed. With the exception of the Assumed Liabilities, Purchaser shall not by the execution and consummation of this Agreement, or otherwise, assume or otherwise be responsible for any liability or obligation of any nature of Seller, or claims of such liability or obligation, matured or unmatured, liquidated or unliquidated, fixed or contingent, or known or unknown, including, without limitation:

                  (a) any liability or obligation under any lease, contract or other instrument or agreement of Seller, including but not limited to any forward purchase agreements or any accrued customer rebates or discounts;

                  (b) any injury (physical or otherwise) to or death of any person or damage to or destruction of any property, whether based on negligence, invasion of privacy, breach of warranty, product liability, strict liability or any other theory, and including but not limited to any such injury, death, damage, or destruction relating to or caused by products manufactured by Seller or services rendered by Seller to a third party;

                  (c) any violation by Seller of the requirements of any governmental authority or of the rights of any third person, including, without limitation, requirements relating to the reporting or payment (or both) of federal, state, local or foreign income, personal property, withholding, sales and use, or other taxes;

                  (d) any claim, liability or obligation of Seller relating to any collective bargaining agreement between Seller and Teamsters Local Union No. 283 (Seller and Detrex hereby acknowledge that Purchaser will not operate any part of Seller's facilities, and shall not assume, by agreement, by operation of law, or otherwise, any liability or obligation whatsoever with respect to any such collective bargaining agreement, including but not limited to any liability as an alleged successor of Seller, it being acknowledged that Purchaser intends to conduct Purchaser's operations at Purchaser's existing facilities in either Evansville, Indiana, where employees are represented by Local 833C of the International Chemical Workers Counsel of the United Food and Commercial Workers, or in Westland, Michigan, where employees are represented by the Westside Local 174 of the United Automobile Workers);

                  (e) any claim, liability or obligation of Seller relating to any other collective bargaining agreements or other contracts, agreements, or other obligations to which Seller is a party or by which Seller is bound: for the employment of any officer, individual, employee or group of employees; for the processing and payment of any worker's compensation claims with respect to any injury or condition incurred by any employee of Seller; for the payment of any wages, bonuses, commissions, vacation pay, or severance pay; for the furnishing of any benefits, including but not limited to group insurance benefits, profit sharing benefits, pension or other employee benefits (including but not limited to any liability for unfunded or


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         under-funded pension liability); or any obligations under the
         Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); or any employment policy of Seller relating to payment upon dismissal or termination of employment, including without limitation, with respect to any employee of Seller not hired by Purchaser after Closing;
                  (f) any liability or penalty of Seller resulting from a violation of, or noncompliance or non-conformance with, any law, judgment, order, decree, regulation or rule of any court or governmental authority, including, without limitation, the provisions of all anti-pollution and environmental protection laws, including but not limited to any liability with respect to off-site contamination and third party liability (including but not limited to any potential liability disclosed on Exhibit "I"), all anti-trust laws other than those that may be applicable to the transaction contemplated herein, all employment discrimination or other employment or labor related laws, all safety and health laws, and all rules and regulations promulgated under such laws, and whether any claim related to any such violation or non-compliance or non-conformance is filed before or after the time of Closing;

                  (g) any claim, liability, penalty, fine, or other obligation, whether assessed against Seller or Purchaser, resulting from failure to give any notice contemplated by the Worker Adjustment and Retraining Notification Act with respect to this transaction, or any comparable state law, if applicable;

                  (h) any claim, liability, or obligation of Seller related to any products manufactured or services rendered by Seller, whether such claim is based on breach of contract, breach of warranty, negligence, strict liability, products liability, or otherwise;

                  (i) accruals for material returns, customer claims, or rebates; and

                  (j) any other liability or obligation of Seller.

         4. Purchase Price. The purchase price for the Property to be acquired pursuant to paragraph 1 hereinabove, subject to such adjustments as may hereinafter be provided for, shall be Eleven Million Three Hundred Seventy-Five Thousand Dollars ($11,375,000.00) (the "Purchase Price"), which shall be paid to Seller at the Closing in cash or immediately available funds, adjusted as follows:

                  The sum of the accounts receivable of Seller transferred to Purchaser on the date of Closing (which shall not include the Cambridge Receivable) and the value of the Inventory of Seller transferred to Purchaser on the Closing Date shall equal not less than Four Million Three Hundred Eighty-Five Thousand Dollars ($4,385,000) (the "Balance Sheet Amount"). To the extent that the sum of the accounts receivable and the Inventory at the time of Closing is (i) less than the Balance Sheet Amount, Purchaser shall be entitled to a dollar for dollar reduction in the Purchase Price, or (ii) greater than the Balance Sheet Amount, Seller shall be entitled to a dollar for dollar increase in the Purchase Price. In the event any settlement is required pursuant to this Paragraph, such settlement shall be made by the parties on October 20, 2000.


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                  On the 8th day of September, 2000, or on such other day
         mutually agreed by the parties, Seller shall conduct a physical count of its Inventory, and shall thereafter track all changes to its Inventory from such date through the Effective Date (as hereinafter defined) of Closing. Representatives of Purchaser shall be permitted to observe the taking of such physical inventory and shall be permitted to take reasonable actions which shall not interfere with Seller's operations to confirm the results of said physical count. Representatives of Seller and Purchaser shall mutually agree upon the value of the Inventory, valued in accordance with this paragraph. The Inventory of Seller being acquired by Purchaser shall be valued on a FIFO cost basis. The parties shall mutually agree upon which items of inventory, including but not limited to work-off inventory, shall be included in the Inventory following the taking of the physical count, and the dollar value thereof. In the event of a dispute between the parties hereto regarding the valuation of the Inventory, including the work-off inventory, any such dispute may be resolved, at the request of either party, by binding arbitration with an arbitrator to be mutually agreed upon by the parties, or if they fail to agree, then with an arbitrator selected by the American Arbitration Association upon the request of either party.

                  On the six month anniversary date of Closing, Purchaser shall be entitled to payment from Seller in an amount equal to the balance of any uncollected accounts receivable, and such uncollected accounts receivable shall be transferred and assigned by Purchaser to Seller, together with all applicable documents relating thereto. Purchaser shall have no obligation to file suit to collect any such accounts receivable during such six month period, but shall only be required to send billing statements to said customers and make commercially reasonable efforts to collect said accounts receivable in accordance with its ordinary business practices.

                  Following the Closing, if Purchaser receives any refunds, credits, rebates, discounts, or other amounts from a supplier (collectively, "Rebates") based on the purchases of products from such supplier made by Seller during 2000, Purchaser shall remit to Seller an amount equal to Seller's pro-rata portion of the Rebates calculated as follows: the sum of all Rebates from such Supplier multiplied by a fraction, the numerator of which shall be the total dollars paid by Seller to such supplier during 2000 (the "Seller's Purchases") and the denominator of which shall be the sum of the Seller's Purchases and the total dollars paid by Purchaser to such supplier during 2000 ("Purchaser's Purchases"). Purchaser shall remit Seller's pro- rata portion of the Rebates within ten business days of receipt of a Rebate, less any Rebate received by Seller. Seller shall have the opportunity to review all of Purchaser's records with respect to Purchaser's Purchases in the event a dispute arises relating to the Rebates.

         5. Allocation of Purchase Price. The parties hereto agree that the purchase price shall be allocated among the assets being acquired in accordance with an IRS Form 8594-Asset Acquisition Statement, to be completed and mutually agreed upon by the parties no later than November 30, 2000, or a date mutually agreed by the parties. The parties further agree to use such allocation for tax purposes and to furnish to each other, upon request, such data and documentation as may be available to support such allocations.

         6. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

                  (a) Organization. Purchaser is a corporation duly organized and validly existing under the laws of the State of Indiana.

                  (b) Authorization of Purchaser. Purchaser has all requisite power and authority (corporate and other) to enter into this Agreement and all of the other contracts, documents and instruments contemplated hereby, and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and all of the other contracts, documents and instruments contemplated hereby. All necessary and appropriate action has been taken by Purchaser with respect to the execution and delivery of this Agreement and such other contracts, documents and instruments, and this Agreement and such other contracts, documents and instruments, constitute a valid and binding obligation of Purchaser, enforceable against it in accordance with their terms.

                  (c) No Conflict or Default. The execution and delivery of this Agreement by Purchaser, and compliance by Purchaser with the terms and provisions hereof, including, without limitation, the consummation of the transactions contemplated hereby, will not violate in any material respect any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Certificate or Articles of Incorporation or By-laws of Purchaser or of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Purchaser is a party or by which it or any of its properties are or may be bound, or constitute a material default (or any event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or restriction of any nature whatsoever with respect to any of its properties. The granting by Purchaser of a security interest in any of the Property or in any of its properties, in order to secure financing for this transaction, shall not be deemed to be a breach of the representations and warranties contained in this paragraph.

                  (d) Litigation. There is no claim, litigation, action, suit, proceeding, investigation or inquiry, administrative or judicial, pending or, to the knowledge of Purchaser, threatened against Purchaser, at law or in equity, before any federal, state or local court or regulatory agency, or other governmental authority, which might have an adverse affect on Purchaser's ability to perform any of its obligations under this Agreement or any of the other documents to be executed and delivered by Purchaser pursuant to the terms of this Agreement, upon the consummation of the transactions contemplated by this Agreement.

                  (e) Broker and Finders. Neither Purchaser nor any of its officers, directors or employees, has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder's fees or similar fees or expenses and no broker or finder has acted directly or indirectly for Purchaser in connection with this Agreement or the transactions contemplated hereby.

                  (f) Employee Benefits. With respect to Purchaser's health plans, Purchaser covenants, represents and warrants that individuals who were employed by Seller immediately prior to the Closing Date and who participated in Seller's health insurance plans and who are hired by Purchaser within six months after the Closing Date will, as of their date of hire by Purchaser, become eligible for participation, without any preexisting condition limitations, in a group health plan (as defined for purposes of Section 4980B of the Internal Revenue Code of 1986, as amended) established and maintained by Purchaser for the general benefit of its employees and their dependents.

         7. Representations and Warranties of Seller. Seller and Detrex hereby jointly and severally represent and warrant to Purchaser that:

                  (a) Corporate Organization; Authority to Conduct Business. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan and has all requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as now being conducted.

                  (b) Authorization of Seller and Detrex. Seller and Detrex each have all requisite power and authority (corporate and other) to enter into this Agreement and all of the other contracts, documents and instruments contemplated hereby, and to perform their obligations hereunder and thereunder, and consummate the transactions contemplated hereby and thereby, including, without limitation, the execution and delivery of this Agreement and all of the other contracts, documents and instruments contemplated hereby. All necessary and appropriate corporate action has been taken by Seller and Detrex with respect to the execution and delivery of this Agreement and such other contracts, documents and instruments, and this Agreement and such other contracts, documents and instruments, constitute a valid and binding obligation of Seller and Detrex, enforceable against them in accordance with their terms. Seller is a wholly owned subsidiary of Detrex, and Detrex will receive a direct financial benefit from the consummation of this Agreement, and Detrex has entered into this Agreement in order to induce Purchaser to enter into this Agreement.

                  (c) No Conflict or Default. Except as set forth in Exhibit "E-1" attached hereto and incorporated herein by reference, neither the execution and delivery of this Agreement by Seller and/or Detrex, nor compliance by Seller and/or Detrex with the terms and provisions hereof, including, without limitation, the consummation of the transactions contemplated hereby, will violate in any material respect any statute, regulation or ordinance of any governmental authority, or conflict with or result in the breach of any term, condition or provision of the Articles of Incorporation or By-laws of Seller and/or Detrex or of any material agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which Seller and/or Detrex is a party or by which either of them or any of their properties are bound, or constitute a material default (or any event which, with the lapse of time or the giving of notice, or both, would constitute a material default) thereunder, or result in the creation or imposition of any lien, charge or encumbrance, or material restriction of any nature whatsoever with respect to any of the Property.

                  (d) Title to the Property; Leases and Contracts. Upon the occurrence of each of the conditions precedent to Closing, and upon the consummation of the transactions contemplated hereby, Purchaser will obtain good and marketable title to all of the Property free and clear of all liens, encumbrances, and adverse claims. The Property and the Excluded Assets constitute all of the tangible and intangible assets and contract rights used in the business of the Seller as it is presently conducted. To Seller's Knowledge, all of the Assumed Leases and Contracts are currently in full force and effect, and there does not exist, nor will there exist at the time of Closing, an event of default on the part of Seller, or, to Seller's Knowledge, on the part of the other party to any of the Assumed Leases or Contracts, nor, to Seller's Knowledge, is there any fact or circumstance which, with the passage of time or the giving of notice, or both, would constitute an event of default.

                  (e) Condition of Property. The Personal Property is being sold as-is, where-is. Seller shall provide reasonable assistance to Purchaser in locating and recovering the paint totes that are not at Seller's premises on the Closing Date.

                  (f) Books and Records. The books and records of Seller are reasonably complete and correct in all material respects and Seller has made available to Purchaser for examination the originals or true and correct copies of all documents material to the business of the Seller as conducted prior to the Closing.

                  (g) Accounts Receivable. Seller has provided Purchaser with a complete and accurate accounts receivable aging report dated as of July 31, 2000. The accounts receivable of Seller have arisen from bona fide transactions in the ordinary course of business and are good and collectible in the ordinary course of business, without off-set or credit of any kind. Except as disclosed in Exhibit "E-2," attached hereto and incorporated herein by reference, Seller does not give any rebates or discounts to its customers on sales of Seller's products.

                  (h) Inventory. The Inventory shall not include any damaged, defective, slow moving, work-off, or obsolete merchandise, except to the extent expressly agreed-upon by the parties in writing. Except for the work-off inventory included in the Inventory, all Inventory of finished goods held for resale, stocks of raw materials, intermediate materials, or goods in process shall be usable or saleable in the ordinary course of business on the Closing Date.

                  (i) Intentionally omitted.

                  (j) Financial Statements. Attached hereto as Exhibit "F-1" and incorporated herein by reference are Seller's financial statements for the years ended December 31, 1999, and the six month period ended June 30, 2000, which are true and correct in all material respects, present fairly the financial condition of the Seller as of the dates stated therein, and, except as set forth in Schedule "F-1", were prepared in accordance with generally accepted accounting principles consistently applied.

                  (k) Absence of Material Changes. Except as disclosed in Exhibit"F-2", since January 1, 2000, there has not been, and at the time of Closing there shall not be:

                           i) any damage, destruction or loss, whether or not
                  covered by insurance, materially and adversely affecting the Property, except any such damage, destruction or loss disclosed in writing to Purchaser by Seller prior to Closing; or

                           ii) any labor dispute or disturbances materially
                  affecting in an adverse manner the business or financial condition of Seller, including, without limitation, the filing of any charge of unfair labor practices with the National Labor Relations Board; or

                           iii) any change in the financial condition, assets,
                  liabilities, or business of the Seller, other than changes in the ordinary course of business, none of which has been materially adverse; or

                           iv) any transaction entered into or carried out by
                  Seller other than in the ordinary and usual course of its business; or

                           v) any mortgage, pledge, lien, security interest,
                  charge or other encumbrance imposed or agreed to be imposed on or with respect to any of the Property; or

                           vi) any sale, lease, or other distribution of, or any
                  agreement to sell, lease, or otherwise dispose of any of the properties of Seller, except for the sale of finished goods in the usual and ordinary course of business; or

                           vii) any material loss of the business of a material
                  customer of Seller, or any indication that any material customer intends to significantly reduce the volume of products purchased from Seller; or

                           viii) any claim or notice from any customer of any
                  material defect in any product; or

                           ix) any other event or condition of any character
                  which materially or adversely affects the business operations, assets, properties, rights, or condition of the Seller's business.

                  (l) Continuing Operation of Seller's Business. Seller agrees that since January 1, 2000, and from such time until the Closing, and except as otherwise consented to or approved by an authorized officer of Purchaser in writing:

                           i) the business, operations, activities and practices
                  of Seller have been and shall be conducted only in the ordinary course of business and consistent with past practices;

                           ii) Seller has used and will use reasonable efforts
                  to keep the business organization of the Seller intact, and to preserve the goodwill of its suppliers, customers, and others with whom business relationships exist, and to keep available the services of its employees and agents;

                           iii) Seller has not and will not take, agree to take
                  or knowingly permit to be taken any action or do or knowingly permit to be done anything in the conduct of the business of Seller, or otherwise, which would be contrary to or in breach of any of the terms or provisions of this Agreement or which would cause any of the representations of Seller contained herein to be or become untrue in any material respect;

                           iv) To Seller's Knowledge, Seller has substantially
                  complied, and will continue to use commercially reasonable efforts to substantially comply, with all executory contracts, and to maintain Inventory at levels consistent with past practices.

                  (m) Litigation; Compliance With Law. With respect to the Property and the business of the Seller, except as set forth in Exhibit "G" attached hereto and incorporated herein by reference: (i) Seller is not engaged in or, to Seller's Knowledge, threatened with, any claim, controversy, legal action, or other proceeding whether or not before any court or administrative agency; (ii) Seller is not in violation of, and has not received any notice alleging a violation of, any law, judgment, order, decree, regulation or rule of any court or government authority applicable to it; (iii) to Seller's Knowledge the products, manufacturing facilities, operations and processes and business operations of the Seller, are, and have been, in compliance with all applicable laws, including without limitation, the provisions of all anti-trust laws, all safety and health laws, and all rules and regulations promulgated under such laws, except when the failure to comply with such laws would not have a material adverse effect on the Property being transferred to Buyer; and (iv) there is no pending or, to Seller's Knowledge, threatened litigation, administrative action or examination, claim, or demand whatsoever relating to the Property.

                  (n) Employee Benefit Plans; ERISA. To Seller' Knowledge and with respect to plans which it sponsors, Seller has substantially satisfied all of its obligations arising under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including but not limited to any and all liability under any "Employee Benefit Plans" it sponsors as defined in Section 3(iii) of ERISA and all other employee benefit arrangements or payroll practices it sponsors, including each severance pay, bonus, deferred compensation, incentive compensation, stock purchase, stock option, hospitalization or other medical, life, disability or other welfare, pension, profit sharing or retirement programs covering present and/or former officers, directors, shareholders, employees of the Seller and their respective dependents or beneficiaries.

                  (o) Brokers and Finders. Neither Seller nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions, finder's fees or similar fees or expenses, and no broker or finder has acted directly or indirectly for Seller in connection with this Agreement or the transactions contemplated hereby.

                  (p) Employees, Compensation and Benefits. At the Closing, Seller will provide Purchaser with Exhibit "H", which shall be attached hereto and incorporated herein by reference, and which shall set forth the names of certain employees of Seller actively involved in the business of Seller that Purchaser has identified prior to Closing as being individuals Purchaser may desire to employ, their position with the Seller, their date of hire, and their rate of compensation and the amount of any accrued vacation pay as of the Closing Date. Except as set forth in Exhibit "H," there will be no other fringe benefits or other forms of compensation paid to any such employee of Seller except the fringe benefits described in Seller's "New Employee Folder" and certain sales bonus and commission plans which have been disclosed to Purchaser. Except as set forth in Exhibit "H,", Seller will have no agreement or understanding with any employees identified by Purchaser, either explicit or implicit, which, in Seller's reasonable judgment, would influence any such person not to become associated with Purchaser from and after the time of Closing or from serving Purchaser in a capacity similar to the capacity presently held. Seller shall reasonably cooperate with Purchaser in its efforts to hire such employees and encourage the individuals which shall be identified by Purchaser to accept employment with Purchaser, to the extent that Seller is reasonably able to do so, prior to the Closing of this transaction, it being understood by the parties hereto that Purchaser has no obligation and has made no commitment to hire any of Seller's employees. Purchaser shall make any such offer of employment to any such employee, upon such terms and conditions, including starting date, as Purchaser may deem appropriate, it being acknowledged that the foregoing does not in any way constitute an employment agreement or an agreement either to employ any of such employees, or to employ them for any specific period of time or other than on an "at will" basis.

                  (q) Labor Relations.

                           i) To Seller's Knowledge, Seller has substantially
                  complied with Title VII of the Civil Rights Act of 1964, as amended, the Fair Labor Standards Act, as amended, the Equal Pay Act, the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act, the Americans with Disabilities Act, and, the Occupational Safety and Health Act of 1970, as amended. To Seller's Knowledge, Seller has substantially complied with all applicable federal, state and local laws, rules and regulations relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the withholding and payment of taxes from compensation of employees.

                           ii) There are no material controversies pending or,
                  to Seller's Knowledge, threatened between Seller or Detrex and any of Seller's employees, concerning labor relations or employment matters generally.

                           iii) There are no pending or, to Seller's Knowledge,
                  threatened investigations of Seller by the Michigan Occupational Safety and Health Administration or by the United States Occupational Safety and Health Administration.

                           iv) There are no pending or, to Seller's Knowledge,
                  threatened investigations of Seller by the National Labor Relations Board or the United States Department of Labor's Wage and Hour Division.

                           v) There are no pending or, to Seller's Knowledge,
                  threatened claims against Seller by female employees that involve the Equal Pay Act.

                           vi) There are no pending or, to Seller's Knowledge,
                  threatened claims for sexual harassment by an employee of Seller involving the Seller, Detrex, or any of their employees.

                           vii) There are no pending or, to Seller's Knowledge,
                  threatened claims against Seller for violations of the Family and Medical Leave Act.

                           viii) There are no pending or, to Seller's Knowledge,
                  threatened employment related civil actions or administrative claims involving the Seller or its employees.

                           ix) There are no pending or, to Seller's Knowledge,
                  threatened unemployment compensation claims against Seller.

                           x) Seller is not subject to the notification
                  requirements of the Worker Adjustment and Retraining Notification Act.

                           xi) Seller shall be responsible for any liabilities
                  or obligations to Teamsters Local Union 283 with respect to the anticipated closure of Seller's plant.

                  (r) Boycotts; Pickets. There are no organizations known to Seller which are boycotting Seller's business operations or products, which refuse to engage in business with those who do business with Seller, or which are or have within the past twelve (12) months picketed Seller or Seller's business establishment.

                  (s) Environmental Hazards. Except as forth in Exhibit "I" attached hereto and incorporated herein by this reference: (i) To Seller's Knowledge, Seller has not caused or permitted any hazardous material to be brought upon, kept, flushed into sanitary sewers or used in or about the Seller's real estate, whether by Seller, Seller's agents, employees, contractors, invitees, or any other party, except for inventory and other materials used in the ordinary course of Seller's business which were necessary, useful to, produced by or incident to Seller's business and which were at all times used, kept, stored and disposed of in a manner which substantially complies with all applicable laws regulating any such hazardous material so brought upon or used or kept in or about the Seller's real estate, whether now or previously in effect. Seller and Detrex shall remove any hazardous materials on Seller's real estate known to Seller and dispose of such hazardous materials in the manner which complies with all laws regulating any such hazardous material. Except as set forth in Schedule "I", Seller has not been designated as a "potentially responsible party" in connection with any contamination or release involving hazardous materials; and (ii) to Seller's Knowledge, the facilities, operations and processes, and business operations of the Seller at or from Seller's real estate, including without limitation the storage or disposal from Seller's real estate of hazardous materials, both on-site and off-site, are, and have been, in substantial compliance with all applicable anti-pollution and environmental protection laws.

                  As used herein, the term "hazardous material" means any hazardous or toxic substance, material or waste which is regulated by any local governmental authority, the State of Michigan or the United States government. The term "hazardous material" includes, without limitation, petroleum hydrocarbons, asbestos, PCB's, and any material or substance that is:

                           i)       infectious waste;

                           ii)      radioactive materials;

                           iii) designated as a "hazardous substance" pursuant to the Federal Clean Water Pollution Control Act, as such act may have been amended;

                           iv) defined as a "hazardous waste" pursuant to the Federal Resource Conservation and Recovery Act, as such act may have been amended;

                           v) defined as a "hazardous substance" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as such act may have been amended; and/or

                           vi) defined as a toxic, infectious, contaminating, or
                  hazardous waste, substance, or material, or a substance which is otherwise the subject of any environmental or anti-pollution law or regulation pursuant to state, local or federal laws.

                  (t) Taxes. Except as set forth in Exhibit "J-1" attached hereto and incorporated herein by this reference: (i) Seller has paid any and all taxes (including without limitation, payroll taxes), license fees or other charges levied, assessed or imposed upon the Seller and any of the Property of Seller which is being purchased by Purchaser pursuant to this Agreement, except taxes not yet due and payable; (ii) all tax returns required to be filed by Seller prior to and including the date of Closing have been duly prepared and filed on Seller's behalf within the time prescribed by law; and (iii) all taxes, contributions and other charges required to be paid by Seller to governmental agencies, including but not limited to withholding taxes and sales and use taxes with respect to its operations prior to the date of Closing, will be paid by Seller or on behalf of Seller as they become due.

                  (u) Insurance. Seller currently has in full force and effect, comprehensive general liability, unemployment compensation, worker's compensation and product liability insurance. Seller will continue to maintain such insurance coverage in full force and effect through the Closing Date, and throughout the term of the Transition Contract Manufacturing and Shipping Agreement, as hereinafter defined.

                  (v) No Bulk Sales Act Requirements. Seller is not required to provide any notice to its creditors of the sale contemplated by this Agreement, pursuant to any Bulk Sales Act or similar law. Seller represents and warrants that the Bulk Sales Act as previously in effect in the State of Michigan has been repealed.

                  (w) Intellectual Property Rights. Seller owns the Intellectual Property Rights described in paragraph 1(f) of this Agreement as well as the Intellectual Property Rights set forth on Exhibit "D" attached hereto and incorporated herein by reference. To Seller's Knowledge, Seller is not aware of the use by any third party of the formulas for any of the products set forth in Exhibit "D." To Seller's Knowledge, the Intellectual Property Rights do not interfere with, infringe upon, or otherwise come into conflict with any intellectual property rights of any third party, and neither Seller nor Detrex have received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation. To Seller's Knowledge, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property Rights of Seller. Seller shall deliver to Purchaser upon request, each pending application or application for registration which the Seller has made with respect to any of its Intellectual Property Rights. Except as set forth in Exhibit "D," Seller has not entered into any license, agreement, or other permission granting any third party any rights with respect to any of its Intellectual Property Rights. Seller will deliver to Purchaser upon request, correct and complete copies of all patents, registrations, applications, licenses, agreements, and permissions and any other written documentation evidencing ownership and prosecution (if applicable), of each item of Intellectual Property Rights.

                  (x) Customers. Seller shall provide Purchaser as a part of Purchaser's due diligence investigation a list of Seller's top thirty largest customers based on gross sales dollars before returns for the year ended December 31, 1999, and year to date information through the 31st day of August, 2000, including information with respect to the sales attributable to each such customer, which list and accompanying information shall be true and correct in all material respects. Seller and Detrex will disclose during the due diligence investigation any material negative trends or material adverse changes which have occurred since December 31, 1999, with respect to any customer with annual sales during 1999 or from January 1, 2000, through August 1, 2000, of at least One Hundred Thousand Dollars ($100,000). To Seller's Knowledge, except as set forth in Exhibit "J-2", no such customer has indicated that it intends to reduce its level of purchases from Seller, or that it does not intend to continue such level of purchase with Purchaser after Closing.

                  (y) Reliance. The foregoing representations and warranties are made by Seller with the knowledge and expectation that Purchaser is placing complete reliance thereon.

         8. Conditions Precedent to Obligations of Purchaser. All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may only be waived in writing by the Purchaser:

                  (a) Accuracy of Representations. The representations and warranties of Seller and Detrex contained herein shall be true in all material respects as of the date when made, shall be deemed to be made and shall be true in all material respects at and immediately prior to Closing; provided, however, Seller shall not be in breach of this Agreement so long as Seller, from time to time prior to the Closing Date, supplements or amends the Exhibits to this Agreement with respect to any matter arising after the date hereof which, if existing on or occurring after the date hereof, would have been required to be set forth in the Exhibits or which is necessary to correct any information contained in this Agreement. In the event Seller makes a material change to any Exhibit, Purchaser shall have five (5) days from the date of such disclosure to Purchaser of such material change to notify Seller of Purchaser's desire to terminate this Agreement.

                  (b) Fulfillment of Obligations. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Seller and/or Detrex shall have been fully performed and complied with in all material respects on or prior to the Closing Date including the delivery of the fully executed instruments and/or documents in accordance with this Agreement, including but not limited to the execution and delivery of the Transition Contract Manufacturing and Shipping Agreement and the other documents required to be delivered at Closing.

                  (c) Due Diligence. Purchaser shall have the right to perform due diligence activities at Seller's facilities, including but not limited to inspections of the Property, tests of related records, and discussions with employees as Purchaser deems reasonably necessary. All such due diligence activities will take place during normal business hours and shall not unduly interfere with the operations and business activities of Seller. Seller and Detrex will provide Purchaser and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities of Seller and to all books and records of the Seller. Seller will permit Purchaser to make such inspections as it may reasonably require, and Seller and Detrex shall cause its officers to furnish Purchaser with such available financial and operating data and other information with respect to the Seller as Purchaser may from time to time reasonably request; provided, however, that such activities shall be conducted with a view towards minimizing any disruption of the day to day business of the Seller. Purchaser will discuss its due diligence plan and sensitivities with Seller and Detrex prior to conducting such due diligence activities. The due diligence period will commence on the second business day after execution of this Agreement and shall continue for up to seven business days. During such due diligence investigation, Purchaser shall evaluate the details of the business and assets being purchased to ensure that the assets, business, and potential future earnings are as Purchaser currently believes them to be, based upon information and discussions with Detrex and Seller, and to satisfy itself that a sufficient number of Seller's sales, technical service, customer service, and technical personnel will accept employment from Purchaser following Closing, in order to assure the retention of existing business contacts, customer base, and know-how related to the sale, servicing and production of the products manufactured by Seller. After completion of the due diligence period, Purchaser shall have until the end of business on Wednesday, September 20, 2000 (the "Cancellation Date") (subject to the time period provided in paragraph 8(a)) to cancel and rescind this Agreement without liability in the event Purchaser has determined, based upon such due diligence investigation, that Purchaser should not proceed to Closing. Notwithstanding the foregoing, in the event Seller does not provide Purchaser with inventory reports reflecting results of the physical count taken on September 8, 2000, as described in paragraph 4 by September 12, 2000, the Cancellation Date shall be extended by one day for each day beyond September 12 that Seller delayed providing such reports to Purchaser.

                  (d) Financing. Purchaser's obligations under this Agreement are subject to closing the necessary financing for this acquisition from Comerica Bank and Old National Bank in Evansville, upon terms and conditions reasonably acceptable to Purchaser. Purchaser shall provide Seller with evidence of any loan commitment from Comerica Bank and Old National Bank in Evansville, when available.

                  (e) No Adverse Change. There shall have been no material adverse change in the financial or business condition of the business and operations of Seller or in the condition of the Property between the date of this Agreement and the Closing.

                  (f) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Purchaser, Seller, Detrex or the Property for the purpose of enjoining or preventing the consummation of this Agreement, or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (g) Employees. All issues with regard to Seller's union employees shall have been resolved to the satisfaction of Purchaser.

         9. Conditions Precedent to Obligations of Seller and Detrex. All of the obligations of Seller and Detrex under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may only be waived in writing by the Seller and Detrex:

                  (a) Accuracy of Representations. The representations and warranties of Purchaser contained herein shall be true in all material respects as of the date when made, shall be deemed to be made again at and as of the Closing Date and shall be true in all material respects at and as of the Closing Date.

                  (b) Fulfillment of Obligations. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by Purchaser shall have been fully performed and complied with in all material respects on or prior to the Closing Date including the delivery of the funds and the fully executed instruments and/or documents in accordance with this Agreement.

                  (c) No Adverse Proceeding. There shall be no pending or threatened claim, action, litigation or proceeding, judicial or administrative, or governmental investigation against Purchaser, Seller, Detrex or the Property for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or the consummation hereof is illegal.

                  (d) Employees. All issues with regard to Seller's union employees shall have been resolved to the satisfaction of Seller.

                  (e) Comerica Approval. Comerica shall approve this transaction and shall agree to release its lien on the Property which it holds in connection with Detrex's financing with Comerica.

         10. Time, Date, and Place of Closing; Effective Date. Upon satisfaction or effective waiver of the conditions specified hereinabove, this transaction shall close, and all deliveries to be made at the time of Closing shall take place, at 10:00 a.m., local time, on Friday, September 29, 2000 (the "Closing Date"), at Clark Hill PLC, 500 Woodward Avenue, Suite 3500, Detroit, Michigan 48226-3435, or at such other place, date or time as may be agreed upon from time to time in writing by Seller and Purchaser. In the event of the failure of this transaction to Close on or before the Closing Date, neither party shall be obligated to consummate this transaction and this Agreement shall be canceled and of no further effect; provided, however, Purchaser shall receive upon request one or more extensions of the Closing Date in the event all of the conditions to Closing which are solely in the control of Seller have not been satisfied by the Closing Date. The "Closing" shall mean the deliveries to be made by Purchaser and Seller at the time of Closing in accordance with this Agreement. Notwithstanding the Closing Date, the effective date of the transfer of the Property to Purchaser shall be considered to be September 30, 2000 (the "Effective Date").

         11. Events Comprising the Closing. The Closing, which shall be subject to the prior satisfaction of the conditions set forth in this Agreement, shall consist of delivery of the following:

                  (a) Bill of Sale. Seller shall deliver to Purchaser an executed Bill of Sale transferring to Purchaser the Property free and clear of all liens and security interests, in the form and content attached hereto as Exhibit "K" and hereby incorporated herein by this reference.

                  (b) Seller's and Detrex's Resolutions. Seller and Detrex shall each deliver to Purchaser resolutions of its Board of Directors, certified by its secretary, authorizing the execution, delivery and performance of this Agreement.

                  (c) Purchaser's Resolutions. Purchaser shall deliver to Seller resolutions of its Board of Directors, certified by its secretary, authorizing the execution, delivery and performance of this Agreement.

                  (d) Opinion of Counsel-Seller and Detrex. Seller and Detrex shall deliver to Purchaser the opinion of Seller's legal counsel, in substantially the content attached hereto as Exhibit "L" and incorporated herein by this reference.

                  (e) Opinion of Counsel-Purchaser. Purchaser shall deliver to Seller the opinion of Purchaser's legal counsel, in substantially the content attached hereto as Exhibit "M" and incorporated herein by this reference.

                  (f) Payment of Purchase Price. Purchaser shall deliver to Seller the Purchase Price as provided in paragraph 4 hereinabove.

                  (g) Confidentiality and Noncompetition Agreement. Purchaser, Seller and Detrex shall execute and deliver a Confidentiality and Non-Competition Agreement in the form and content set forth as Exhibit "N" attached hereto and incorporated herein by reference.

                  (h) Certificates of Title. Seller shall endorse for transfer and deliver to Purchaser any and all certificates of title which may exist with respect to any of the Property.

                  (i) Lien Releases. Seller shall obtain and deliver to Purchaser releases of all liens existing upon any of the Property, including but not limited to those liens described in Exhibit "O" attached hereto and incorporated herein by reference.

                  (j) Certificate of Amendment. Seller shall execute a Certificate of Amendment to its Articles of Incorporation changing Seller's name.

                  (k) Assignment of Leases and Contracts; Consents. Seller and Purchaser shall execute an Assignment and Assumption Agreement in substantially the form and content set forth in Exhibit "P" attached hereto and incorporated herein by reference for each of the Assumed Leases and Contracts, and Seller shall use good faith efforts to deliver to Purchaser the written consent of the lessor or other party to each of the Assumed Leases and Contracts, consenting to such assignment, if timely required by Purchaser or such lessor or other party.

                  (l) Transition Contract Manufacturing and Shipping Agreement. Seller, Detrex, and Purchaser shall execute and deliver the Transition Contract Manufacturing and Shipping Agreement in the form and content set forth in Exhibit "Q" attached hereto and incorporated herein by reference.

                  (m) Royalty Agreement. Seller and Purchaser shall execute and deliver the Royalty Agreement, in the form and content set forth in Exhibit "R" attached hereto and incorporated herein by reference.

                  (n) Other Documents. Purchaser and Seller shall each execute and deliver such other documents and information as are provided for in this Agreement.

         12. Possession. Seller shall deliver possession of the Property to Purchaser in the condition existing at the time of execution of this Agreement, ordinary wear and tear excepted, subject to the provisions of paragraph 16 hereinbelow. Purchaser shall be entitled to possession of the Property immediately upon Closing; provided, however, Seller shall be permitted to utilize the Property to the extent necessary to fulfill its obligations under the Transition Contract Manufacturing and Shipping Agreement. Purchaser shall cause the Personal Property to be removed as set forth in the Transition Contract Manufacturing and Shipping Agreement. The Inventory may remain, in Purchaser's discretion, on Seller's real estate during the term of the Transition Contract Manufacturing and Shipping Agreement, and any Inventory on said real estate shall be removed by Purchaser as set forth in the Transition Contract Manufacturing and Shipping Agreement. Upon conclusion of the term of the Transition Contract Manufacturing and Shipping Agreement, Seller and Detrex agree to cooperate to provide the services of Dick Godette to Purchaser upon terms agreeable to the parties.

         13. Indemnification.

                  (a) Indemnification by Seller and Detrex. Seller and Detrex, jointly and severally, agree to indemnify Purchaser, its affiliates and the directors, officers, shareholders, employees, agents, successors and assigns of Purchaser and its affiliates against, and hold each and every one of the foregoing harmless from, any and all damages, losses, claims, actions, causes of action, liabilities, obligations, demands, charges, suits, penalties, fines, costs or expenses, whether accrued, absolute, contingent, known or unknown, foreseeable or unforeseeable, or otherwise, including but not limited to court costs, reasonable attorneys' fees, reasonable paralegals' fees, deposition charges, reasonable investigation fees, reasonable expert witness fees, reasonable appraiser fees and expenses of environmental remediation (hereinafter collectively referred to as the "Losses"), which any of the foregoing may incur or to which any of the foregoing may be subjected, arising out of, incurred in connection with, related to, or otherwise caused by, directly or indirectly, any of the following:

                           (i) any misrepresentation or breach of warranty or representation by Seller and/or Detrex or any nonfulfillment, breach or default by Seller and/or Detrex of or under any of the covenants or other provisions of this Agreement, or of the other agreements and documents referred to herein or executed pursuant hereto; or

                           (ii) any liabilities set forth in paragraph 3 hereinabove, and any liabilities, obligations, and commitments of, or claims against, Seller and/or Detrex, including those which may accrue by operation of law against Purchaser under a theory of successor liability and which are not based on any act, omission or duty of Purchaser, other than the Assumed Liabilities identified in paragraph 2 hereof; or

                           (iii) any failure to give any notice contemplated by the Worker Adjustment and Retraining Notification Act with respect to this transaction, whether assessed against Seller or Purchaser;

                           (iv) any hazardous material in, on, or under any of Seller's facilities, whether owned or leased, and/or any hazardous material arising from, related to, or otherwise used in connection with Seller's operations, regardless of whether said hazardous materials are located on or off Seller's real estate, and regardless of whether discovered prior to Closing or following Closing; or

                           (v) any defective products manufactured by Seller, including but not limited to the cost of providing credits for returned product and amounts paid in settlement of damages caused by such defective products manufactured by Seller prior to Closing; or

                           (vi) any collective bargaining agreement with Teamsters Local Union No. 283.

                  (b) Indemnification by Purchaser. Purchaser agrees to indemnify Seller, Detrex and each of their affiliates, and the directors, officers, shareholders, employees, agents, successors and assigns of Seller, Detrex and each of their affiliates, and to hold them harmless from and against all Losses, including the Assumed Liabilities, in any way arising out of or related to any act or omission of Purchaser and any breach or other default of any agreements, representations, warranties or covenants on the part of Purchaser contained in this Agreement or any of the documents referred to herein or in the conduct of the business being acquired by Purchaser after Closing.

                  (c) Obligation to Indemnify. No party hereto shall have an obligation to indemnify the other party from and against any Losses until the other party has suffered Losses of Fifty Thousand Dollars ($50,000) (the "Deductible") or more in aggregate, after which the responsible party shall be obligated to indemnify such party from and against all such Losses in excess thereof, except the Deductible shall not apply to: (i) claims for defective products manufactured by Seller, including but not limited to the cost of providing credits for returned product and amounts paid in settlement of damages caused by such defective products manufactured by Seller prior to Closing; (ii) any settlements or adjustments set forth in paragraph 4 of this Agreement;
         (iii) any claim by Purchaser for the failure of the Seller to deliver any portion of the Property; and (iv) any claim arising out of the existence of any lien or encumbrance on the Property at the time of the Closing. Notwithstanding anything to the contrary contained in this paragraph 13, the aggregate liability of Seibert and Detrex on the one hand and Purchaser on the other under this paragraph 13 shall not exceed Five Million Dollars ($5,000,000).

                  (d) Limitations. No party hereto shall have an obligation to indemnify any other party from and against any Losses unless written notice of a probable Loss is given within two years of the Closing Date; provided, however, that with respect to Third Party Claims (as defined below), the indemnification provision provided for herein shall expire if notice of a probable Loss is not given within sixty days following the expiration of the applicable statute of limitations. "Third Party Claims" as used in this paragraph 13(d) shall mean the claims of any third party, including but not limited to any claim, fine, penalty, tax, assessment, or obligation asserted by any governmental authority. Notwithstanding anything to the contrary contained in this Agreement, the remedies provided in paragraph 13 shall constitute the exclusive remedy for all parties indemnified under paragraph 13 for any claim in connection with this Agreement. No claim for indemnification or otherwise whether based on statute, rule, regulation, ordinance or any other law, may be made with respect to a representation and warranty or any other claim arising out of the transaction outlined herein after the expiration of the applicable period described above.

                  (e) Notice of Claim. In the event of a breach or other claim, the party claiming such breach or making such other claim (the "Indemnitee") shall give written notice ("Notice") to the party in breach or against whom such other claim is made (the "Indemnitor") stating that payment of an amount described in such notice is due and payable to the Indemnitee under the provisions of this Agreement on grounds set forth in such notice.

                  (f) Defense. If any action, litigation, suit, investigation, arbitration or other proceeding ("Proceeding") is brought against an Indemnitee for which such Indemnitee is or may be entitled to indemnification pursuant to subparagraph 13(a) or 13(b) from an

         Indemnitor, the Indemnitee shall promptly give a Notice to the Indemnitor of such Proceeding. The Indemnitor shall, at its own expense, have the opportunity to be represented by counsel of its choosing and to assume and conduct the defense of any such Proceeding upon providing a written undertaking to that effect to the Indemnitee. If, after such opportunity, the Indemnitor or its counsel does not assume the defense of any such Proceeding, it shall be bound by the results obtained by the Indemnitee. In the event that the Indemnitee does not receive written notice from the Indemnitor within ten (10) days of having given Notice to the Indemnitor of any such Proceeding, the Indemnitor shall be deemed to have elected not to assume the defense of such Proceeding, and in such event the Indemnitee will have the right to conduct such defense. In the event that the Indemnitor does elect to assume the defense of such Proceeding, the Indemnitee will cooperate with and make available to the Indemnitor such assistance and materials as may be reasonably requested by it at no cost to the Indemnitor, and the Indemnitee will have the right at its expense to participate in the defense; provided, however, that the Indemnitee will have the right to compromise or settle such Proceeding only with the prior written consent of the Indemnitor which shall not be unreasonably withheld.

                  (g) Cooperation and Access. Seller, Detrex and Purchaser shall cooperate fully with each other after the Closing with respect to any claims, demands, tax or other audits, suits, actions and proceedings by or against Seller, Detrex, or Purchaser, as the case may be, in respect of the Property or the liabilities of Seller's business, whether or not assumed by Purchaser, whether or not either party has notified the other of a claim for indemnity with respect to such matter.

         14. Change of Seller's Name. Within thirty days following the Closing, Seller shall amend its Articles of Incorporation to change its name to a name which is not confusingly similar to the name "Seibert-Oxidermo". Purchaser agrees that the use by Seller of the name "Seibert-Oxidermo" following the Closing on stationery, checks, and similar matters in connection with Seller's operations under the Transition Contract Manufacturing and Shipping Agreement and otherwise as a part of Seller's wind-down of its business will not violate this Agreement so long as Seller does not otherwise conduct any other trade or business using such name.

         15. Specific Performance; Remedies. The parties hereto acknowledge and agree that in the event either party should refuse to fully perform its obligations at Closing, even though all conditions precedent to its obligation to Close hereunder have been satisfied or waived, the other party's remedy at law would be inadequate due to the unique nature of the transaction contemplated herein. The parties agree, therefore, that in the event that either party fails or refuses to Close under the circumstances set forth in the previous sentence, the other party shall be entitled to specific performance to enforce the provisions of this Agreement, in addition to any other rights or remedies available at law or in equity.

         16. Risk of Loss. Seller shall bear the risk of loss or damage to the Property until the date of Closing. If the Property is totally or substantially destroyed or damaged prior to Closing, Purchaser may cancel this Agreement, or, at Purchaser's sole option, Purchaser may enforce this

Agreement without reduction of the Purchase Price and Seller shall assign to Purchaser the insurance proceeds covering the damage. In the event of the loss, damage, or destruction of an insubstantial portion of the Property, Purchaser shall negotiate in good faith with Seller an equitable reduction in the Purchase Price, and if such a reduction can be mutually agreed upon, Purchaser and Seller shall proceed with Closing.

         17. Good Faith; Further Assurances. The parties to this Agreement shall in good faith undertake to perform their obligations under this Agreement, to satisfy all conditions precedent to Closing and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms of this Agreement. Upon the execution of this Agreement and thereafter, each party shall do such things as may be reasonably requested by the other party hereto (other than the expenditure of moneys) in order more effectively to consummate or document the transactions contemplated by this Agreement.

         18. Definition of Knowledge. As used herein, "Seller's Knowledge" or "to the Knowledge of Seller" shall mean the actual conscious awareness of Gerald
J. Israel, Robert M. Currie, Doug Church, and Dick Godette.

         19. Notices. All notices, communications and deliveries under this Agreement shall be made in writing signed by the party making the same, shall specify the section of this Agreement pursuant to which it is given, if any, and shall be effective only if delivered in person, by overnight carrier, by facsimile transmission, or by certified mail, return receipt requested, postage prepaid, as follows:

         To Seller and/or Detrex:  Gerald J. Israel, Vice President Finance
                                   DETREX CORPORATION
                                   24901 Northwestern Highway
                                   Suite 500
                                   Southfield, Michigan 48075-2203
                                   FAX: 248-799-7192

         With a copy to:           John J. Hern, Jr. Esq.
                                   CLARK HILL, PLC
                                   500 Woodward Avenue
                                   Suite 3500
                                   Detroit, Michigan 48226-3435
                                   FAX: 313-965-8252

           To Purchaser:           J. C. "Pete" Ruthenburg, Executive Vice
                                   President
                                   RED SPOT PAINT & VARNISH CO., INC.
                                   1107 E. Louisiana Street
                                   P. O. Box 418
                                   Evansville, IN 47703-0418
                                   FAX: 812-428-9167

          With a copy to:                   Jeffrey K. Helfrich, Esq.
                                            KAHN, DEES, DONOVAN & KAHN, LLP
                                            501 Main Street, Suite 305
                                            Fifth Main Financial Plaza
                                            Evansville, IN  47708
                                            FAX: (812) 423-3841

or to such other representative or to such other address or facsimile number as the parties hereto may furnish to the other from time to time in writing. Such notices, communications, and deliveries shall be deemed to be given on the date delivered if delivered in person or by overnight carrier, on the date transmitted if transmitted by facsimile, or on the earlier of the date of receipt or the third (3rd) business day after mailed, if mailed by certified mail, as aforesaid. If notice is given pursuant to this paragraph of a permitted successor or assign of a party to this Agreement, then notice shall be given as set forth above to such successor or assign of such party.

         20. Public Announcements. Purchaser acknowledges that Detrex is a publicly held company and that by entering into this Agreement, Purchaser, will receive information regarding Detrex and Seller which is not available to the general public. Purchaser agrees that neither Purchaser, nor any officer or director of Purchaser or any employee or agent of Purchaser who has knowledge of the transaction contemplated in this Agreement, or any member of the immediate family or household of such persons, shall engage in any transaction involving a purchase or sale of the stock of Detrex, including any offer to purchase or offer to sell, beginning on the date of this Agreement and ending at the close of business on the second Trading Day (as defined below) following the date of public disclosure of any confidential information (including the fact that the parties have entered into this Agreement or consummated the transactions contemplated herein) provided to Purchaser hereunder, or at such time as such confidential information is no longer material. As used herein, the term "Trading Day" shall mean a day on which national stock exchanges and the National Association of Securities Dealers, Inc. Automated Quotation System (Nasdaq) are open for trading. Further, no officer, director, employee or agent of Purchaser shall disclose ("tip") confidential information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of Detrex, nor shall any officer, director, employee or agent of Purchaser (including family members) make recommendations or express opinions on the basis of confidential information as to trading in securities of Detrex. Detrex, Seller and Purchaser will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transaction contemplated hereby, and shall not issue any such press release or make any such public statement prior to said consultation or as to which a party hereto reasonably objects, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or inter-dealer quotation system.

         21. Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of, the parties hereto and their successors and assigns, whether such successor is a successor by virtue of a merger, consolidation, acquisition, or other reorganization. The parties hereto specifically acknowledge and agree that this Agreement shall enure to the benefit of, and shall be specifically enforceable by, any third party which acquires from Purchaser substantially all of the assets used in the operation of the business which is the subject of this Agreement.

         22. Entire Agreement. This Agreement contains or incorporates by reference the entire agreement between the parties hereto, and supersedes all prior oral or written agreements, commitments and understandings with respect to the matters provided for herein, and no amendment or modification hereof shall be binding upon any party hereto unless set forth in writing and duly executed by all of the parties hereto.

         23. Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the execution of this Agreement and the Closing of the transaction contemplated herein for a period of two years following the date of Closing, subject to the exceptions set forth in paragraph 13(d). Such execution and Closing shall not be considered to be a waiver of any misrepresentation or breach of warranty, and each party may pursue any rights or remedies granted herein or available at law or in equity.

         24. Additional Actions and Instruments. Each of the parties hereto agrees to take or cause to be taken such further reasonable actions (other than the expenditure of moneys), to obtain such consents and approvals, and to execute, deliver and file or cause to be executed, delivered and filed such further instruments as any other party may from time to time reasonably request in order to fully effectuate the purposes, terms and conditions of this Agreement.

         25. Waivers. No waiver by any party of, or consent by such party to, a variation from, or breach of, or default under any provision of this Agreement shall be effective unless made in a written instrument duly executed on behalf of such party by its duly authorized officer or such individual (as the case may be), and any such waiver or consent shall be limited solely to those rights or conditions expressly so waived or consented to. No failure or delay on the part of any party in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof, or the exercise of any other right or power under this Agreement. No investigation by or on behalf of any party shall be deemed to constitute a waiver or an extension by such party of compliance with any representation, warranty, condition, agreement or indemnification set forth in this Agreement.

         26. Interpretation. The language in all parts of this Agreement shall in all cases be construed as a whole according to its fair meaning, strictly neither for nor against Purchaser, Seller, or Detrex, and without implying a presumption that the terms hereof shall be more strictly construed against one
(1) party by reason of any rule of construction to the effect that a document is to be construed more strictly against the party who personally or through such parties agent prepared the same.

         27. Severability. If fulfillment of any provision of this Agreement or performance of any act contemplated hereby, at the time such fulfillment or performance shall be due shall exceed the limit of validity prescribed by law, then the obligation to be fulfilled or performed shall be reduced to the limit of such validity and if any clause or provision contained in this Agreement or in any document or instrument to be delivered pursuant hereto, operates or would operate to invalidate this Agreement or such document or instrument, in whole or in part, such clause or provision shall be held ineffective, as though not herein or therein contained, and the remainder of this Agreement or such document or instrument shall remain operative and in full force and effect.

         28. Applicable Law; Arbitration. This Agreement shall be governed and construed under the laws of the State of Michigan, not including the choice of law rules thereof. Except as provided for elsewhere in this Agreement, or in any instrument executed in connection herewith, any and all disputes, complaints, controversies, claims and grievances arising under, out of, in connection with, or in any manner related to this Agreement or the relationship of the parties hereunder shall be submitted to arbitration to be conducted by the American Arbitration Association in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Notwithstanding said Rules, any arbitration hearing to take place hereunder shall be conducted in the Chicago, Illinois, metropolitan area before one arbitrator who shall be an attorney who has substantial experience in commercial law issues. Either party may apply to any court of competent jurisdiction for specific performance or injunctive relief or other interim measures: (i) as expressly provided for elsewhere in this Agreement; (ii) in aid of the arbitration proceedings; or (iii) to enforce the arbitration award, but not otherwise. Any such application to a court shall not be deemed incompatible or a waiver of this paragraph. Arbitration proceedings hereunder may be commenced by written notice from either party hereto to the other party. The arbitrator shall have the power and the authority to make such decisions and awards as he shall deem appropriate, including granting damages and costs to the prevailing party, and the granting or issuance of such mandatory directions, prohibitions, orders, restraining and other injunctions as he may deem necessary or advisable directed to or against any other parties, including a direction or order requiring specific performance of any covenant, agreement or provision of this Agreement as a result of a breach or threatened breach thereof. In arriving at his decision the arbitrator shall be free to consider all such matters, fact and principles, as he, in his sole discretion shall determine. Any decision and award of the arbitrator shall be final, binding and conclusive upon all of the parties hereto and said decision and award may be entered as a final judgment in any court of competent jurisdiction. It is expressly agreed that, except as otherwise specifically provided herein, the arbitration as provided herein shall be the exclusive means for determination of all matters as above provided and neither of the parties hereto shall institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's award hereunder. The foregoing sentence shall be a bona fide defense in any action or proceeding instituted contrary to this Agreement.

         29. Headings. The descriptive headings of the paragraphs and subparagraphs of this Agreement are inserted for convenience only and do not constitute a part of the Agreement.

         30. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document.

         IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first hereinabove written.

                                      SEIBERT-OXIDERMO, INC.

                                      By:
                                         ---------------------------------------

                                      Gerald J. Israel, Treasurer
                                      ------------------------------------------
                                      Printed Name and Title

                                                    "SELLER"


                                      DETREX CORPORATION

                                      By:
                                         ---------------------------------------

                                      Gerald J. Israel, Vice President Finance
                                      ------------------------------------------
                                      Printed Name and Title

                                                    "DETREX"


                                      RED SPOT PAINT & VARNISH CO., INC.

                                      By:
                                         ---------------------------------------

                                      J.C. Ruthenburg, Executive Vice President
                                      ------------------------------------------
                                      Printed Name and Title

                                                    "PURCHASER"